Exhibit 99.1

NEWS RELEASE          ______________________________________________________________________________________________________
For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES, INC. ANNOUNCES FIRST QUARTER EARNINGS

Record Q1 Adjusted EPS; 38% Increase Over PY
Adjusted Operating Income Up 170 bps

Calhoun, Georgia, May 7, 2015 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2015 first quarter net earnings of $22 million and diluted earnings per share (EPS) of $.30. Excluding unusual charges, net earnings were $125 million and EPS was $1.70, a 38% increase over last year’s first quarter adjusted EPS and the highest Q1 adjusted EPS in the company’s history. Net sales for the first quarter of 2015 were $1.9 billion, an increase of approximately 4% versus the prior year’s first quarter or 6% on a constant days and currency exchange rate basis excluding a 2014 disposition of a ceramic plant. For the first quarter of 2014, net sales were $1.8 billion, net earnings were $81 million and EPS was $1.11; excluding unusual charges, net earnings were $90 million and EPS was $1.23.

Commenting on Mohawk Industries’ first quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “For the period, our adjusted operating margin was approximately 10%, an increase of 170 basis points compared to the prior year, as a result of new products, higher volume, and numerous productivity initiatives. We improved SG&A as a percent of sales by 90 basis points across the business, even as we expanded our sales organization, introduced leading product innovation and implemented merchandising systems that showcase our product value. Throughout the business, we are introducing new products across all categories that are being well received in their markets, generating sales growth and increasing margins.”

Carpet Segment net sales for the quarter were $739 million, up approximately 10% over last year as reported or 4% on a constant days basis. Our adjusted operating income increased about 20% over the prior year with a margin of 5.5% as we reduced our SG&A as a percent of sales. SmartStrand® Forever Clean™, the next generation of our exclusive SmartStrand franchise, was launched in the first quarter, and continues to gain momentum in the market. We are expanding the sales of our premium Karastan carpet brand and increasing our participation in the builder and multifamily channels. In commercial carpet, we continue to improve sales and operating margin through innovative designs, process simplification and material optimization. We have completed our Continuum™ manufacturing expansion and are increasing sales in this faster growing polyester category.

Ceramic Segment net sales for the quarter were $720 million, up approximately 4% over last year as reported or an increase of approximately 9% on a constant days and currency exchange rate basis excluding a 2014 disposition of a ceramic plant. Even with the impact of the weaker euro and ruble, the segment’s adjusted operating income grew 37% over the prior year to a margin of approximately 12%, an increase of 290 basis points. Our regional ceramic organizations are outperforming our competitors on a local basis as we leverage our product innovation, manufacturing expertise and distribution advantages. Our U.S. ceramic business continues to strengthen as we introduce unique products in all of our channels. For the eleventh consecutive year, retailers voted one of our ceramic collections as the best in the industry, underscoring our leadership in design and technical innovation. In Mexico, we are gaining significant share as a result of our leading styling and expanded distribution; and our margins are improving as we enhance our product mix and lower our costs. In Europe, our focus on bringing differentiated products to market has expanded our distribution and improved our average selling price. In Russia, the strong performance of our porcelain collections improved our mix and volume, yielding a higher operating profit in local currency than last year in a difficult environment.

Laminate and Wood Segment net sales for the quarter were $448 million, decreasing approximately 4% over last year as reported and increasing approximately 5% at a constant days and currency exchange rate basis. Adjusted operating margin for the segment was 14%, growing 280 basis points over the prior year. The segment’s improved results were driven by positive volume, productivity improvements and successful product introductions, partially offset by the stronger dollar. On a local currency basis, our European laminate business showed improvement, with strong growth in the U.K., Australia and Russia, partially offset by lower sales in France. Sales of our new Impressive™ laminate collection have grown rapidly due to the product’s richly detailed surface and exclusive water resistant technology. We are aggressively marketing new LVT collections produced at our facility in Belgium to generate sales volume and achieve our product expansion goals. In the U.S., new laminate product launches featuring our most realistic visuals and textures drove sales across all channels, with retailers selecting one of our collections as the best new laminate product, the fifth consecutive year we’ve received this honor. Sales of our engineered wood collections increased, in both our retail and new construction channels; and we announced a price increase for the category during the period.

We were pleased with our progress during the first quarter and anticipate the improving U.S. economy and a stronger flooring market will benefit our business for the remainder of the year. In the U.S., continued economic and income growth, low gasoline prices and interest rates and increased home values should drive our business throughout 2015. We expect our European sales in local currency to improve slightly, with new product innovations enhancing our mix along with manufacturing and productivity initiatives improving margins. In Russia, our leading brand and product positions combined with our efficient manufacturing will improve our market share in a challenging economy, while increased inflation and competition will impact our margins. Foreign currency will continue to negatively impact our results during the second quarter, with the current euro approximately 20% weaker and ruble approximately 30% lower than last year. This will be partially mitigated by our sales and productivity initiatives, SG&A reductions and cost improvement projects. Taking all of these factors into account, our guidance for second quarter earnings is $2.51 to $2.60 per share, excluding any earnings from new acquisitions or any restructuring charges. Our second quarter earnings guidance would have been approximately $0.25 per share higher on a constant exchange rate relative to last year. Assuming the transactions close in the second quarter, we estimate the IVC and Kai acquisitions will add $0.06 to $0.08 per share to earnings in the period.

We anticipate significant opportunities with our IVC acquisition, which will expand our participation in the LVT and fiberglass sheet vinyl categories in the U.S. and Europe, and our Kai acquisition, which will increase our ceramic participation in Eastern Europe. These acquisitions will improve our future growth, broaden our geographic coverage and solidify our position as the world’s largest flooring manufacturer.

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Bigelow, Daltile, Durkan, Karastan, Lees, Marazzi, Mohawk, Pergo, Unilin and Quick-Step. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, China, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, May 8, 2015 at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 21829028. A replay will be available until Friday May 22, 2015 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 21829028.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations	Three Months Ended
(Amounts in thousands, except per share data)	April 4, 2015	March 29, 2014

Net sales	$1,881,177	1,813,095
Cost of sales	1,369,234	1,331,740
Gross profit	511,943	481,355
Selling, general and administrative expenses	468,169	350,620
Operating income	43,774	130,735
Interest expense	16,449	22,096
Other expense (income), net	(1,083)	4,890
Earnings from continuing operations before income taxes	28,408	103,749
Income tax expense	5,904	22,696
Net earnings including noncontrolling interest	22,504	81,053
Net earnings (loss) attributable to noncontrolling interest	158	(28)
Net earnings attributable to Mohawk Industries, Inc.	$22,346	81,081

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$0.31	1.11
Weighted-average common shares outstanding - basic	72,988	72,742

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$0.30	1.11
Weighted-average common shares outstanding - diluted	73,530	73,282

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$85,656	80,984
Capital expenditures	$105,794	122,081

Consolidated Balance Sheet Data
(Amounts in thousands)
	April 4, 2015	March 29, 2014
ASSETS
Current assets:
Cash and cash equivalents	$107,041	72,645
Receivables, net	1,158,858	1,174,895
Inventories	1,505,632	1,632,236
Prepaid expenses and other current assets	285,261	249,690
Deferred income taxes	147,027	133,808
Total current assets	3,203,819	3,263,274
Property, plant and equipment, net	2,618,633	2,745,057
Goodwill	1,553,155	1,721,792
Intangible assets, net	661,846	796,896
Deferred income taxes and other non-current assets	247,169	154,469
Total assets	$8,284,622	8,681,488
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,806,175	654,871
Accounts payable and accrued expenses	1,085,805	1,188,644
Total current liabilities	2,891,980	1,843,515
Long-term debt, less current portion	606,080	1,811,789
Deferred income taxes and other long-term liabilities	562,767	532,740
Total liabilities	4,060,827	4,188,044
Total stockholders' equity	4,223,795	4,493,444
Total liabilities and stockholders' equity	$8,284,622	8,681,488

Segment Information	As of and for the Three Months Ended
(Amounts in thousands)	April 4, 2015	March 29, 2014

Net sales:
Carpet	$739,264	674,926
Ceramic	719,828	695,094
Laminate and Wood	448,398	468,008
Intersegment sales	(26,313)	(24,933)
Consolidated net sales	$1,881,177	1,813,095

Operating income (loss):
Carpet	$(89,994)	34,271
Ceramic	85,327	60,659
Laminate and Wood	58,901	44,119
Corporate and eliminations	(10,460)	(8,314)
Consolidated operating income	$43,774	130,735

Assets:
Carpet	$2,015,550	1,920,937
Ceramic	3,584,471	3,782,006
Laminate and Wood	2,406,286	2,788,839
Corporate and eliminations	278,315	189,706
Consolidated assets	$8,284,622	8,681,488

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended
	April 4, 2015	March 29, 2014
Net earnings attributable to Mohawk Industries, Inc.	$22,346	81,081
Adjusting items:
Restructuring, acquisition and integration-related costs	12,529	11,725
Legal settlement and reserve	125,000	—
Deferred loan costs	651	—
Income taxes	(35,554)	(2,391)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$124,972	90,415

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$1.70	1.23
Weighted-average common shares outstanding - diluted	73,530	73,282

Reconciliation of Adjusted Diluted Earnings Per Share on a Constant Exchange Rate

Three Months Ended
April 4, 2015
Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$1.70
Adjustment to constant exchange rate	0.20
Adjusted diluted earnings per share attributable to Mohawk Industries, Inc. on a constant exchange rate	$1.90

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
April 4, 2015
Current portion of long-term debt and commercial paper	$1,806,175
Long-term debt, less current portion	606,080
Less: Cash and cash equivalents	107,041
Net Debt	$2,305,214

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	June 28, 2014	September 27, 2014	December 31, 2014	April 4, 2015	April 4, 2015
Operating income	$222,248	213,693	206,120	43,774	685,835
Other (expense) income	1,555	2,374	(9,737)	1,083	(4,725)
Net (earnings) loss attributable to non-controlling interest	(111)	6	(212)	(158)	(475)
Depreciation and amortization	83,754	85,167	95,665	85,656	350,242
EBITDA	307,446	301,240	291,836	130,355	1,030,877
Restructuring, acquisition and integration-related costs	10,224	11,311	21,859	8,169	51,563
Legal settlement and reserve	—	10,000	—	125,000	135,000
Adjusted EBITDA	$317,670	322,551	313,695	263,524	1,217,440

Net Debt to Adjusted EBITDA					1.9

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate and Shipping Days
(Amounts in thousands)
	Three Months Ended
	April 4, 2015	March 29, 2014
Net sales	$1,881,177	1,813,095
Adjustment to net sales on constant shipping days	(105,125)	—
Adjustment to net sales on a constant exchange rate	136,782	—
Net sales on a constant exchange rate and shipping days	$1,912,834	1,813,095

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Shipping Days
(Amounts in thousands)
	Three Months Ended
Carpet	April 4, 2015	March 29, 2014
Net sales	$739,264	674,926
Adjustment to net sales on constant shipping days	(40,500)	—
Adjustment to segment net sales on a constant exchange rate	—	—
Segment net sales on a constant exchange rate and shipping days	$698,764	674,926

Reconciliation of Segment Net Sales to Proforma Segment Net Sales on a Constant Exchange Rate and Shipping Days
(Amounts in thousands)
	Three Months Ended
Ceramic	April 4, 2015	March 29, 2014
Net sales	$719,828	695,094
Adjustment to net sales on constant shipping days	(37,449)	—
Adjustment to segment net sales on a constant exchange rate	66,882	—
Exclusion of sales from 2014 disposal of French Ceramic Subsidiary	—	(8,700)
Segment proforma net sales on a constant exchange rate and shipping days	$749,261	686,394

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Shipping Days
(Amounts in thousands)
	Three Months Ended
Laminate and Wood	April 4, 2015	March 29, 2014
Net sales	$448,398	468,008
Adjustment to net sales on constant shipping days	(27,176)	—
Adjustment to segment net sales on a constant exchange rate	69,900	—
Segment net sales on a constant exchange rate and shipping days	$491,122	468,008

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	April 4, 2015	March 29, 2014
Gross Profit	$511,943	481,355
Adjustments to gross profit:
Restructuring and integration-related costs	9,976	5,637
Adjusted gross profit	$521,919	486,992
Adjusted gross profit as a percent of net sales	27.7%	26.9%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	April 4, 2015	March 29, 2014
Selling, general and administrative expenses	$468,169	350,620
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related costs	(2,553)	(6,088)
Legal settlement and reserve	(125,000)	—
Adjusted selling, general and administrative expenses	$340,616	344,532
Adjusted selling, general and administrative expenses as a percent of net sales	18.1%	19.0%

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	April 4, 2015	March 29, 2014
Operating income	$43,774	130,735
Adjustments to operating income:
Restructuring, acquisition and integration-related costs	12,529	11,725
Legal settlement and reserve	125,000	—
Adjusted operating income	$181,303	142,460
Adjusted operating income as a percent of net sales	9.6%	7.9%

Reconciliation of Adjusted Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
	April 4, 2015	March 29, 2014
Operating income	$43,774	130,735
Adjustments to operating income:
Restructuring, acquisition and integration-related costs	12,529	11,725
Legal settlement and reserve	125,000	—
Adjustment to operating income on constant exchange rates of Euro/USD: 1.12 vs 1.37 and Ruble/USD: 61.87 vs 35.01	21,000	—
Adjusted operating income on a constant exchange rate	$202,303	142,460

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Carpet	April 4, 2015	March 29, 2014
Operating income	$(89,994)	34,271
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	5,945	—
Legal settlement and reserve	125,000	—
Adjusted segment operating income	$40,951	34,271
Adjusted operating income as a percent of net sales	5.5%	5.1%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Ceramic	April 4, 2015	March 29, 2014
Operating income	$85,327	60,659
Adjustments to segment operating income:
Restructuring, acquisition and integration-related costs	362	1,981
Adjusted segment operating income	$85,689	62,640
Adjusted operating income as a percent of net sales	11.9%	9.0%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Ceramic	April 4, 2015	March 29, 2014
Operating income	$85,327	60,659
Adjustments to segment operating income:
Restructuring, acquisition and integration-related costs	362	1,981
Adjustment to operating income on constant exchange rates of Euro/USD: 1.12 vs 1.37 and Ruble/USD: 61.87 vs 35.01	10,000	—
Adjusted segment operating income on a constant exchange rate	$95,689	62,640

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Laminate and Wood	April 4, 2015	March 29, 2014
Operating income	$58,901	44,119
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	5,035	9,576
Adjusted segment operating income	$63,936	53,695
Adjusted operating income as a percent of net sales	14.3%	11.5%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Laminate and Wood	April 4, 2015	March 29, 2014
Operating income	$58,901	44,119
Adjustments to segment operating income:
Restructuring, acquisition and integration-related costs	5,035	9,576
Adjustment to operating income on a constant exchange rate of Euro/USD: 1.12 vs 1.37	11,000	—
Adjusted segment operating income on a constant exchange rate	$74,936	53,695

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	April 4, 2015	March 29, 2014
Income tax expense	$5,904	22,696
Income tax effect of adjusting items	35,554	2,391
Adjusted income tax expense	$41,458	25,087

Adjusted income tax rate	25%	22%

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for planning and forecasting in subsequent periods. In particular, the Company believes excluding the impact of restructuring, acquisition and integration-related costs is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.